Exhibit 99(a)



                       FORM 11-K


           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


     (Mark One)

     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the year ended       December 31, 1994
                        ------------------------------------


                           OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from             to
                                    -----------    ---------


     Commission file number       33-50134
                            --------------------------------




       THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                (Full title of the Plan)




               PHILLIPS PETROLEUM COMPANY
             (Name of issuer of securities)




             Bartlesville, Oklahoma                  74004
     (Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young LLP


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRIFT PLAN OF
                                 PHILLIPS PETROLEUM COMPANY



                                     /s/ L. F. Francis
                               ---------------------------------
                                        L. F. Francis
                                             Member
                                    Thrift Plan Committee


June 27, 1995

- -----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company



                                                             Page

Report of Independent Auditors ..............................  4


Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1994 and 1993

    Total Plan .............................................  5
    Fund A .................................................  7
    Combined Funds B and C .................................  9
    Fund D--Deposit Administration Account ................. 11
    Fund D--Deferred Settlement Account .................... 13
    Fund E ................................................. 15
    Fund F ................................................. 17
    Loan Fund .............................................. 19
    Temporary Investment Fund .............................. 21


  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1994, 1993 and 1992

    Total Plan .............................................  6
    Fund A .................................................  8
    Combined Funds B and C ................................. 10
    Fund D--Deposit Administration Account ................. 12
    Fund D--Deferred Settlement Account .................... 14
    Fund E ................................................. 16
    Temporary Investment Fund............................... 22

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1994 and 1993

     Fund F ................................................. 18
     Loan Fund .............................................. 20

  Notes to Financial Statements ............................. 23

- -----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company



                                                             Page

Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1994 .................................... 30

  Schedule of Reportable Transactions for the
    Year Ended December 31, 1994 ............................ 32

- -----------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company


We have audited the financial statements of the Thrift Plan of Phillips Petroleum Company (Plan) listed in the accompanying index to financial statements and schedules. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements listed in the accompanying index to financial statements and schedules present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994, and reportable transactions for the year ended December 31, 1994, are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 basic financial statements taken as a whole.

                                    /s/ ERNST & YOUNG LLP
                                        -----------------
                                        ERNST & YOUNG LLP
Tulsa, Oklahoma
June 27, 1995

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1994          1993
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                         $  676,075       634,567
  Insurance contracts                       332,814       403,121
  BT Pyramid Government Securities
    Cash Fund                                18,369        19,106
  BT Pyramid Large Capitalization
    Equity Index Fund                        51,486        37,590
  Wells Fargo Government/Corporate
    Bond Index Fund E                        70,712        90,558
  BT Pyramid Discretionary Cash Fund         59,748        19,665
  Loans to Plan participants                 17,837        14,157
- -----------------------------------------------------------------
                                          1,227,041     1,218,764
Cash                                              -             1
Contributions Receivable                        578           629
Employee Deposits Receivable                    182           238
Loan Repayments Receivable                       49            33
Interest Receivable                           1,589           105
- -----------------------------------------------------------------
Total Assets                              1,229,439     1,219,770
- -----------------------------------------------------------------

Liabilities
Securities Purchased                          1,493         1,786
Other Liabilities                                 3            14
- -----------------------------------------------------------------
Total Liabilities                             1,496         1,800
- -----------------------------------------------------------------

Net Assets Available for Benefits        $1,227,943     1,217,970
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                     Thousands of Dollars
                             ------------------------------------
Years Ended December 31            1994         1993         1992
                             ------------------------------------

Additions
Contributions and Deposits
  Company contributions
    Matching                 $    5,854        5,986        5,952
    Before-tax deposits          17,313       16,518       15,388
  Employee deposits              16,429       17,913       17,533
- -----------------------------------------------------------------
                                 39,596       40,417       38,873
- -----------------------------------------------------------------

Investment Income
  Dividends                      24,213       26,091       30,231
  Interest
    Participant loans               919            -            -
    Other                        33,492       35,642       40,991
  Net appreciation               82,085      109,944       34,307
- -----------------------------------------------------------------
                                140,709      171,677      105,529
- -----------------------------------------------------------------

Total Additions                 180,305      212,094      144,402
- -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                        123,967       96,790      127,974
    Phillips Petroleum Company
      common stock               45,868       36,256       59,735
Forfeitures                           2            9            6
Administrative Expense              452          425            -
Interest Expense                     43           23            -
Transfer to Other Plans               -          (34)           -
- -----------------------------------------------------------------
Total Deductions                170,332      133,469      187,715
- -----------------------------------------------------------------

Net Increase (Decrease)           9,973       78,625      (43,313)

Net Assets Available for
  Benefits
Beginning of Year             1,217,970    1,139,345    1,182,658
- -----------------------------------------------------------------

End of Year                  $1,227,943    1,217,970    1,139,345
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1994           1993
                                         ------------------------

Assets
Investments
  Wells Fargo Government/Corporate
    Bond Index Fund E                      $70,712         90,558
  BT Pyramid Government Securities
    Cash Fund                                    -             22
- -----------------------------------------------------------------
                                            70,712         90,580
Due from Temporary Investment Fund             123            140
Cash                                             -              1
- -----------------------------------------------------------------
Total Assets                                70,835         90,721
- -----------------------------------------------------------------

Liabilities
Other Liabilities                                1              -
- -----------------------------------------------------------------

Net Assets Available for Benefits          $70,834         90,721
=================================================================


Number of Units                          6,939,191      8,552,717
Unit Value                                $10.2079        10.6073
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1994         1993         1992
                                ---------------------------------

Additions
Investment Income
  Interest                      $     2          300        5,239
  Net appreciation
    (depreciation)               (3,127)       7,894         (986)
- -----------------------------------------------------------------
                                 (3,125)       8,194        4,253
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 1,333        1,347          887
- -----------------------------------------------------------------
Total Additions                  (1,792)       9,541        5,140
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   9,561       12,745       16,214
Administrative Expense              124           92            -
- -----------------------------------------------------------------
Total Deductions                  9,685       12,837       16,214
- -----------------------------------------------------------------

Interfund Transfers              (8,410)      17,681       10,903
- -----------------------------------------------------------------

Net Increase (Decrease)         (19,887)      14,385         (171)

Net Assets Available for
  Benefits
Beginning of Year                90,721       76,336       76,507
- -----------------------------------------------------------------

End of Year                     $70,834       90,721       76,336
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           COMBINED FUNDS B AND C


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1994           1993
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                          $676,075        634,567
  BT Pyramid Government Securities
    Cash Fund                               15,019         15,989
- -----------------------------------------------------------------
                                           691,094        650,556
Due from Temporary Investment Fund
  --Fund B                                   2,591          2,655
Contributions Receivable--Fund C               487            507
Interest Receivable                             60             42
- -----------------------------------------------------------------
Total Assets                               694,232        653,760
- -----------------------------------------------------------------

Liabilities
Securities Purchased                         1,493          1,786
Other Liabilities                                -             14
- -----------------------------------------------------------------
Total Liabilities                            1,493          1,800
- -----------------------------------------------------------------
Net Assets Available for Benefits         $692,739        651,960
=================================================================

Net Assets Available for Benefits
Fund B                                    $451,491        451,092
Fund C                                     241,248        200,868
- -----------------------------------------------------------------
                                          $692,739        651,960
=================================================================


Number of Units
Fund B                                   6,248,165      6,682,406
Fund C                                   3,338,624      3,489,916
- -----------------------------------------------------------------
                                         9,586,789     10,172,322
- -----------------------------------------------------------------
Unit Value                                $72.2598        64.0916
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                           COMBINED FUNDS B AND C


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1994         1993         1992
                               ----------------------------------

Additions
Investment Income
  Dividends                    $ 24,213       26,091       30,231
  Interest                          434          396          347
  Net appreciation               84,226       99,550       35,583
- -----------------------------------------------------------------
                                108,873      126,037       66,161
Matching Company
  Contributions--Fund C           5,854        5,986        5,952
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund--Fund B        25,932       26,322       26,105
- -----------------------------------------------------------------
Total Additions                 140,659      158,345       98,218
- -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash--Fund B                 29,130       28,438       35,046
    Cash--Fund C                 13,557       12,036       17,408
    Phillips Petroleum Company
      common stock--Fund B       33,655       26,297       45,971
    Phillips Petroleum Company
      common stock--Fund C       12,213        9,959       13,764
Forfeitures--Fund C                   2            9            6
Administrative Expense              119          229            -
Interest Expense                     43           23            -
- -----------------------------------------------------------------
Total Deductions                 88,719       76,991      112,195
- -----------------------------------------------------------------

Interfund Transfers             (11,161)     (84,113)     (12,882)
- -----------------------------------------------------------------

Net Increase (Decrease)          40,779       (2,759)     (26,859)

Net Assets Available for
  Benefits
Beginning of Year               651,960      654,719      681,578
- -----------------------------------------------------------------
End of Year                    $692,739      651,960      654,719
=================================================================

Net Assets Available for
  Benefits
Fund B                          451,491      451,092      454,731
Fund C                          241,248      200,868      199,988
- -----------------------------------------------------------------
                                692,739      651,960      654,719
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                                 1994          1993
                                           ----------------------

Assets
Investments
  Insurance contracts
    Travelers Insurance Company,
     Group Annuity Contract GR-15505      $158,442       178,356
   The Prudential Insurance Company of
      America, Group Annuity Contract
      GA-5991                                19,932        71,323
    Continental Assurance Company,
      Group Annuity, Contract GP-12692       65,837        63,945
      Group Annuity, Contract GP-12787       23,312        25,270
    Provident National Assurance,
      Group Annuity, Contract GC-05048       64,447        62,994
  BT Pyramid Government Securities
    Cash Fund                                    14             -
- -----------------------------------------------------------------
                                            331,984       401,888
Interest Receivable                           1,219             -
- -----------------------------------------------------------------
Total Assets                                333,203       401,888
- -----------------------------------------------------------------

Net Assets Available for Benefits          $333,203       401,888
=================================================================


Number of Units                                                (A)
Unit Values                                                    (A)
- -----------------------------------------------------------------
(A) See Note 5.
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                       Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1994         1993         1992
                               ----------------------------------

Additions
Investment Income
    Interest                   $ 30,956       34,444       34,726
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                     -        2,124        6,017
- -----------------------------------------------------------------
Total Additions                  30,956       36,568       40,743
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  51,376       38,509       58,360
Administrative Expense               97           55            -
- -----------------------------------------------------------------
Total Deductions                 51,473       38,564       58,360
- -----------------------------------------------------------------

Interfund Transfers             (48,168)      (2,654)      19,265
- -----------------------------------------------------------------

Net Increase (Decrease)         (68,685)      (4,650)       1,648
Net Assets Available for
  Benefits
Beginning of Year               401,888      406,538      404,890
- -----------------------------------------------------------------

End of Year                    $333,203      401,888      406,538
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1994            1993
                                           ----------------------

Assets
Investments
  Insurance contract                         $844           1,233
- -----------------------------------------------------------------
Total Assets                                  844           1,233
- -----------------------------------------------------------------

Net Assets Available for Benefits            $844           1,233
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                        Thousands of Dollars
                                 --------------------------------
Years Ended December 31            1994         1993         1992
                                 --------------------------------

Additions
Investment Income
  Interest                       $  118           89          137
- -----------------------------------------------------------------
Total Additions                     118           89          137
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                     507          608          837
- -----------------------------------------------------------------
Total Deductions                    507          608          837
- -----------------------------------------------------------------

Net Decrease                       (389)        (519)        (700)

Net Assets Available for
  Benefits
Beginning of Year                 1,233        1,752        2,452
- -----------------------------------------------------------------
End of Year                      $  844        1,233        1,752
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E


                                           Thousands of Dollars
                                          ----------------------
At December 31                               1994           1993
                                          ----------------------

Assets
Investments
  BT Pyramid Large Capitalization
    Equity Index Fund                     $51,486         37,590
Due From Temporary Investment Fund            375            350
- ----------------------------------------------------------------
Total Assets                               51,861         37,940
- ----------------------------------------------------------------

Net Assets Available for Benefits         $51,861         37,940
================================================================


Number of Units                        46,125,102     34,189,510
Unit Value                                $1.1243         1.1097
- ----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1994         1993         1992
                                ---------------------------------

Additions
Investment Income
  Interest
    Debt securities of
      Phillips Petroleum
      Company                   $     -            -          452
    Other                             -            -            2
  Net appreciation
    (depreciation)                  986        2,500         (290)
- -----------------------------------------------------------------
                                    986        2,500          164
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 3,818        3,026            -
- -----------------------------------------------------------------
Total Additions                   4,804        5,526          164
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   3,928        1,950          109
Administrative Expense               73           42            -
- -----------------------------------------------------------------
Total Deductions                  4,001        1,992          109
- -----------------------------------------------------------------

Interfund Transfers              13,118       34,406      (17,286)
- -----------------------------------------------------------------

Net Increase (Decrease)          13,921       37,940      (17,231)

Net Assets Available for
  Benefits
Beginning of Year                37,940            -       17,231
- -----------------------------------------------------------------

End of Year                     $51,861       37,940            -
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F


                                            Thousands of Dollars
                                           ----------------------
At December 31                                1994           1993
                                           ----------------------

Assets
Investments
  BT Pyramid Discretionary Cash Fund       $59,748         19,665
Due from Temporary Investment Fund             278            350
Interest Receivable                            297             56
- -----------------------------------------------------------------
Total Assets                                60,323         20,071
- -----------------------------------------------------------------

Liabilities
Other Liabilities                                2              -
- -----------------------------------------------------------------

Net Assets Available for Benefits          $60,321         20,071
=================================================================


Number of Units                         57,120,734     19,802,851
Unit Value                                  $1.056        $1.0135
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F


                                            Thousands of Dollars
                                           ----------------------
Year Ended December 31                        1994           1993
                                           ----------------------

Additions
Investment Income
  Interest                                 $ 1,867            228
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                            2,773          1,682
- -----------------------------------------------------------------
Total Additions                              4,640          1,910
- -----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                    15,426          2,491
Transfer from Other Plans                        -            (34)
Administrative Expense                          39              7
- -----------------------------------------------------------------
Total Deductions                            15,465          2,464
- -----------------------------------------------------------------

Interfund Transfers                         51,075         20,625
- -----------------------------------------------------------------

Net Increase                                40,250         20,071

Net Assets Available for
  Benefits
Beginning of Year                           20,071              -
- -----------------------------------------------------------------

End of Year                                 60,321        $20,071
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                            Thousands of Dollars
                                           ----------------------
At December 31                                1994           1993
                                           ----------------------

Assets
Investments
  Loans to participants                    $17,837         14,157
Due from Temporary Investment Fund             304              -
- -----------------------------------------------------------------
Total Assets                                18,141         14,157
- -----------------------------------------------------------------

Net Assets Available for Benefits          $18,141         14,157
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                            Thousands of Dollars
                                           ----------------------
Year Ended December 31                        1994           1993
                                           ----------------------

Additions
Interest--Participant Loans                $   919              -
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                                482             13
Loan Repayments from Plan
  Participants                               5,934            523
- -----------------------------------------------------------------
Total Deductions                             6,416            536
- -----------------------------------------------------------------

Interfund Transfers                          9,481         14,693
- -----------------------------------------------------------------

Net Increase                                 3,984         14,157

Net Assets Available for
  Benefits
Beginning of Year                           14,157              -
- -----------------------------------------------------------------

End of Year                                $18,141         14,157
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1994            1993
                                           ----------------------

Assets
Investments
  BT Pyramid Government Securities
    Cash Fund                              $3,336           3,095
Contributions Receivable                       91             122
Employee Deposits Receivable                  182             238
Loan Repayments Receivable                     49              33
Interest Receivable                            13               7
- -----------------------------------------------------------------
Total Assets                                3,671           3,495
- -----------------------------------------------------------------

Liabilities
Due to Fund A                                 123             140
Due to Fund B                               2,591           2,655
Due to Fund E                                 375             350
Due to Fund F                                 278             350
Due to Loan Fund                              304               -
- -----------------------------------------------------------------
Total Liabilities                           3,671           3,495
- -----------------------------------------------------------------

Net Assets Available for Benefits          $    -               -
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1994         1993         1992
                               ----------------------------------

Additions
Contributions and Deposits
  Company contributions--
    before-tax deposits         $17,313       16,518       15,388
  Employee deposits              16,429       17,913       17,533
  Loan repayments from
    Plan participants             5,934          523            -
- -----------------------------------------------------------------
                                 39,676       34,954       32,921

Investment Income
  Interest                          115          185           88
- -----------------------------------------------------------------
Total Additions                  39,791       35,139       33,009
- -----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                       33,856       34,501       33,009
- -----------------------------------------------------------------

Interfund Transfers              (5,935)        (638)           -

Net Increase                          -            -            -

Net Assets Available for
Benefits
Beginning of Year                     -            -            -
- -----------------------------------------------------------------

End of Year                     $     -            -            -
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company


Note 1--Plan Description

The following description of the Thrift Plan of Phillips
Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any regular employee on the direct dollar payroll of the Company is eligible to participate. Non-managerial retail outlet marketing employees are not eligible. Effective August 23, 1993, assets and liabilities associated with accounts from the Salary Reduction Thrift Plan for Employees of Incinatrol, Inc. were transferred to the Plan.

The Company has a trust agreement with Bankers Trust Company, New York, New York (Trustee). Plan investments are held by the Trustee. Fund A is managed by the Trustee, with Wells Fargo Institutional Trust Company managing Fund A assets invested in the Wells Fargo Government/Corporate Bond Index Fund E.

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code. Participants may change their investment direction and deposit rate semiannually during designated enrollment periods. Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to Fund B and 15 percent of regular deposits made to any other investment fund.

Employee and before-tax deposits and loan repayments are first placed in the Temporary Investment Fund and invested in certain specified short-term securities for up to 45 days after receipt by the Trustee. Loan repayments and any earnings thereon are transferred to the Loan Fund and then allocated to Funds A, B, E or F based on a participant's regular deposits. Employee deposits and the earnings thereon are paid into Funds A, B, E or F as directed by the participant, and invested as follows: Fund A (commingled Wells Fargo Government/Corporate Bond Index Fund E managed by Wells Fargo Institutional Trust Company), Fund B (common stock of Phillips Petroleum Company), Fund E (commingled

BT Pyramid Large Capitalization Equity Index Fund managed by Bankers Trust Company) and Fund F (effective July 1, 1993, in the BT Pyramid Discretionary Cash Fund, a commingled money market fund managed by Bankers Trust Company). After June 30, 1993, Fund D (investment contracts which guarantee repayment of principal invested and a fixed rate of interest) no longer accepts deposits. Company matching contributions are invested in Fund C (common stock of Phillips Petroleum Company). The Loan Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interest of participants in each fund is represented by units allocated to them.

The Plan provides for monthly transfers among funds; however, plan participants may not direct transfers to Fund C, the Loan Fund, or the Temporary Investment Fund. Transfers to Fund D were permitted only in certain circumstances until June 15, 1993, but due to restrictions required by the insurance companies, transfers were not allowed out of Fund D after January 15, 1993.

A participant is vested at all times with respect to his deposits. Generally, a participant is vested with respect to his interest in Company contributions (a) if he has made, or has had made on his behalf, regular deposits for 12 months; (b) upon retirement pursuant to a Company retirement plan; (c) upon death;
(d) upon becoming totally and permanently disabled; (e) upon reaching age 65; (f) upon being laid off; or (g) upon completion of five years of vesting service.

Generally a participant may, as of any valuation date, withdraw any portion of his vested interest in his after-tax account. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service.

Forfeitures arising from nonvested withdrawals are used to reduce future Company contributions. Forfeitures may be restored under certain circumstances if the participant later repays the amount withdrawn.

Distributions occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, distribution will be deferred to a date not later than February of the year after the year age 70 1/2 is attained. If the participant dies, distribution to a surviving spouse beneficiary will be deferred to the second valuation date prior to the date on which the participant would have attained age
70 1/2. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a)     from Funds A, D, E or F in cash (distributions from
             Fund F were not available until 1993);

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable nontransferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retired before July 1, 1992, under a Company retirement plan, monthly, quarterly or annual payments irrevocably elected from his interest in Fund D commencing at retirement with, at the participant's direction, a designated life interest beneficiary to receive any unpaid scheduled payments following the participant's death.

A participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by a Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Risk Management and Investment Manager, and Compensation and Benefits Manager. Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan unless such expenses are paid by the Company. The Company pays only the Trustee's recordkeeping and accounting fees and the class year contract administration fees of .15 percent of the funds invested in the insured contracts in Fund D.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time. In the event of termination of the Plan, each participant will become fully vested.

Note 2--Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value represents fund deposits plus interest credited less distributions. Participant loans are valued at cost, which approximates fair value.


Note 3--Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1994            1993
                                             --------------------
Receivable from the Company for
  matching contributions                     $487             507
Before-tax deposits                            91             122
- -----------------------------------------------------------------
                                             $578             629
=================================================================


Note 4--Funds B and C

Because Funds B and C have the same investment objectives, hold assets in common (primarily Phillips Petroleum Company common stock) and maintain a common unit value, the financial statements of these two funds have been presented on a combined basis.


Note 5--Class Year Accounts

A breakdown of Fund D--Deposit Administration Account by Class
Year at December 31 follows:

                                Thousands
                               of Dollars
                             ------------
                               Net Assets
                                Available        Number      Unit
                             for Benefits      of Units    Values
                             ------------------------------------
1994
- ----
  1992                           $ 23,398    11,695,202    2.0007
  1991                            130,768    52,038,039    2.5129
  1990                            159,031    49,817,416    3.1923
  1989                             20,006     6,284,080    3.1836
- -----------------------------------------------------------------
                                 $333,203
=================================================================

1993
- ----
  1992                           $ 25,270    13,387,160    1.8876
  1991                            126,939    54,885,147    2.3128
  1990                            178,356    60,899,767    2.9287
  1989                             19,925     6,837,204    2.9141
  1988                             51,398     8,904,618    5.7721
- -----------------------------------------------------------------
                                 $401,888
=================================================================

Note 6--Loan Fund

Since July 1, 1993, the Plan has allowed loans to active employees or parties in interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half a participant's vested account. The loans may extend for up to 60 months (180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the regular valuation date prior to the date of a loan application. No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Repayments are allocated to Funds A, B, E or F based on a participant's regular deposits. For the periods ended December 31, the total of loans made by fund of origin, principal repaid, and aggregate outstanding loan balances were:

                                 Thousands of Dollars
                    ---------------------------------------------
Fund                     A       B    C      D    E    F    Total
                    ---------------------------------------------

Period ended
December 31, 1994
- -----------------
Loans Outstanding
  at December 31,
  1993                                                    $14,157
Participant Loans   $  623   6,889   62    826  455  322    9,177
Principal Repaid       106   4,293  221      -  138  257    5,015
Distributions to
  Participants                                                482
- -----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1994                                                    $17,837
=================================================================

Period ended
December 31, 1993
- -----------------
Participant Loans   $1,500  10,428   62  1,724  834  132   14,680
Principal Repaid        12     418   35      -   37   21      523
- -----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1993                                                    $14,157
=================================================================


Note 7--Allocation of Deposits and Earnings from Temporary
          Investment Fund

Allocation of deposits and earnings from the Temporary Investment
Fund represents the allocation of employee deposits and before-tax contributions made to the Temporary Investment Fund and related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                    Thousands of Dollars
                           --------------------------------------
                           Fund A  Fund B  Fund D  Fund E  Fund F
                           --------------------------------------
December 31, 1994
- -----------------
Employee deposits          $  746  11,982       -   1,926   1,774
Before-tax contributions      584  13,932       -   1,841     956
Interest                        3      18       -      51      43
- -----------------------------------------------------------------
                           $1,333  25,932       -   3,818   2,773
=================================================================

December 31, 1993
- -----------------
Employee deposits          $  769  12,957   1,388   1,645   1,149
Before-tax contributions      575  13,308     730   1,375     530
Interest                        3      57       6       6       3
- -----------------------------------------------------------------
                           $1,347  26,322   2,124   3,026   1,682
=================================================================

December 31, 1992
- -----------------
Employee deposits          $  480  13,183   3,871       -       -
Before-tax contributions      405  12,853   2,130       -       -
Interest                        2      69      16       -       -
- -----------------------------------------------------------------
                           $  887  26,105   6,017       -       -
=================================================================


Note 8--Credit Facility

Effective July 14, 1993, the Plan established a 364-day
$50 million revolving credit facility with NationsBank of Texas, N.A., for the purpose of financing net Fund B and Fund C distributions, participant loans from the Plan, or transfer of participants' interests to other funds of the Plan. The interest rate may not exceed the Eurodollar interbank offered rate plus
0.25 percent. Effective June 17, 1994, this credit facility was reduced to $25 million. The Plan Trustee requested that the credit facility be renewed for this reduced amount for an additional year. On December 31, 1994, no portion of this credit facility was outstanding.

Phillips Petroleum Company has made application to the Department of Labor to obtain certain exemptions from the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986. If granted, these exemptions would permit the Company to make interest-free loans to the Plan, pursuant to the terms of a credit facility arrangement, and the repayment of such loans by the Plan to the Company. This arrangement would be used for the same purposes as the $25 million credit facility with NationsBank of Texas, N.A., which would be closed.


Note 9--Transactions with Parties-in-Interest

During 1994, 1993 and 1992, the Plan received $24,213,000,
$26,079,000 and $30,231,000, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.

Note 10--Tax Status

The Internal Revenue Service (IRS) determined on September 27, 1991, that the Plan, as amended through December 5, 1990, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under
Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. A determination letter application was filed with the IRS in 1994, with an updated determination letter expected in 1995. The Committee is not aware of any activity that would affect the qualified status of the Plan.

- -----------------------------------------------------------------------------
Schedule Of Assets Held                               Thrift Plan Of Phillips
For Investment Purposes                                     Petroleum Company
Item 27a                                         EIN 73-0400345, Plan No. 002


At December 31, 1994


                       Description of investment        Thousands of Dollars
Identity of issue,     including maturity date,         ---------------------
borrower, lessor,      rate of interest, collateral,    Historical    Current
or similar party       par or maturity value               Cost        Value
- --------------------  --------------------------------  ----------  ---------

Phillips Petroleum    Common stock, $1.25 par value,
  Company*              20,643,500 shares                 $316,895    676,075
- -----------------------------------------------------------------------------

Bankers Trust         51,291.51 units, BT Pyramid
  Company*              Large Capitalization Equity
                        Index Fund                          50,499     51,486

                      18,369,320.87 units, BT Pyramid
                        Government Securities Cash
                        Fund                                18,369     18,369

                      59,748,034.03 units, BT Pyramid
                        Discretionary Cash Fund             59,748     59,748

- -----------------------------------------------------------------------------
                                                           128,616    129,603
- -----------------------------------------------------------------------------

Wells Fargo           6,779,401.69 units, Wells Fargo
 Institutional          Government/Corporate Bond
  Trust Company*        Index Fund E                        65,012     70,712
- -----------------------------------------------------------------------------

Thrift Plan of        Loans to Plan participants at
  Phillips Petroleum    6% - 8 1/2%
  Company                                                   17,837     17,837
- -----------------------------------------------------------------------------

Travelers Insurance   Group Annuity Contract GR-15505,
  Company*              deposit administration account     158,442    158,442

                      Group Annuity Contract GR-1966A,
                        deferred settlement account            844        844

Prudential Insurance  Group Annuity Contract GA-5991,
  Company of America*   deposit administration account      19,932     19,932

- -----------------------------------------------------------------------------
Schedule Of Assets Held                               Thrift Plan Of Phillips
For Investment Purposes                                     Petroleum Company
Item 27a                                         EIN 73-0400345, Plan No. 002


At December 31, 1994


                       Description of investment        Thousands of Dollars
Identity of issue,     including maturity date,         ---------------------
borrower, lessor,      rate of interest, collateral,    Historical    Current
or similar party       par or maturity value               Cost        Value
- --------------------  --------------------------------  ----------  ---------

Continental           Group Annuity Contract GP-12692,
  Assurance Company*    deposit administration account      65,837     65,837

                      Group Annuity Contract GP-12787,
                        deposit administration account      23,312     23,312

Provident National    Group Annuity Contract
  Assurance*            GC-027-05048, deposit
                        administration account              64,447     64,447
- -----------------------------------------------------------------------------
                                                           332,814    332,814
- -----------------------------------------------------------------------------
                                                          $861,174  1,227,041
=============================================================================
*Party-in-interest

- ------------------------------------------------------------------------------
Schedule of Reportable Transactions                    Thrift Plan of Phillips
Item 27d                                                     Petroleum Company
                                                      EIN 73-0400345, Plan 002


Year Ended December 31, 1994

                                                    Thousands of Dollars
                      Total       Total       --------------------------------
                      number of   number of                       Gain or
Identity of party     purchases   sales                   Value   (loss) as a
involved and          during the  during the  Value of    of      result of
description of asset  plan year   plan year   purchases*  sales*  transactions
- --------------------  ----------  ----------  ----------  ------  ------------

Bankers Trust
  Company, BT
  Pyramid Government
  Securities Cash
  Fund                    228         178      $124,049  124,785        -

Bankers Trust
  Company, BT Pyramid
  Discretionary Cash
  Fund                     42          34        53,717   13,634        -
- -----------------------------------------------------------------------------
*This is also the current value at time of transaction.

                                                        Exhibit 1




                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 27, 1995, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                    /s/ ERNST & YOUNG LLP
                                        -----------------
                                        ERNST & YOUNG LLP
Tulsa, Oklahoma
June 27, 1995